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                                                                       EXHIBIT 1

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, dated as of April 16, 2001 (this "Agreement"), by and between [NAME] (the "Purchaser"), and Christopher B. Cannon ("Cannon").

                                   WITNESSETH:

         WHEREAS, Cannon owns, 1,113,535 shares (the "Cannon Stock") of the common stock, $.01 par value per share (the "Common Stock") of Kyzen Corporation, a Tennessee corporation (the "Company");

         WHEREAS, pursuant to a Promissory Note made by Cannon payable to the order of the Company dated November 1, 2000, the Company loaned Cannon One Hundred Thousand No/100 Dollars (the "Company Note");

         WHEREAS, as security for the payment of all of Cannon's obligations to the Company arising from or in connection with the Company Note, Cannon pledged to the Company Three Hundred Fifty Thousand (350,000) shares of Cannon Stock (the "Company Shares");

         WHEREAS, pursuant to a Promissory Note made by Cannon payable to the order of First National Bank of Gordon, Gordon, NE a bank organized under the laws of the United States (the "Bank"), dated September 29, 2000, the Bank loaned Cannon One Hundred Fifty Thousand and No/100 Dollars (the "Bank Note");

         WHEREAS, as security for the payment of all of Cannon's obligations to the Bank arising from or in connection with the Bank Note, Cannon pledged to the Bank Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) shares of Cannon Stock (the "Bank Shares");

         WHEREAS, Cannon is the beneficial owner of Eighty Six Thousand Eight Hundred Sixty Eight (86,868) shares of Cannon Stock, the record holder of which is Smith Barney; and

         WHEREAS, Cannon desires to sell and Purchaser desires to purchase a portion of the Cannon Stock on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.        Sale and Purchase; Closing.

                  (a) Sale and Purchase. In accordance with the terms and conditions set forth herein, at the Closing (as hereinafter defined), Cannon shall transfer, convey, assign and deliver, and the Purchaser will purchase, [NUMBER] shares of the Cannon Stock (the "Shares") free and clear of the lien, claim and encumbrance of the Company, the Bank and any and all other liens, claims and encumbrances whatsoever.

                  (b) Purchase Price. In exchange for certificates representing all of the Shares, the Purchaser shall deliver at Closing an aggregate amount equal to the product of the number of Shares multiplied by [X XX/100] Dollars ($X.XX) in cash or otherwise immediately available funds to such person or entity as directed in writing by Cannon.


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                  (c)      Delivery. At Closing, Cannon shall cause to be
delivered to American Stock Transfer & Trust Company, the stock transfer agent of the Purchaser, a stock transfer power, or other instrument of assignment, authorizing the transfer of the Shares to the Purchaser.

                  (d) Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place, following the satisfaction of all of the conditions set forth in Section 4 hereof, or the waiver thereof, on or before April 30, 2001 (the "Closing Date"), at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, or such other date, time and place as may be agreed by the parties.

         Section 2. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Cannon as follows as of the date hereof and as of the Closing:

                  (a) Authority and Authorization. The Purchaser is a natural person and has all requisite capacity and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement, when executed, will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies.

                  (b) Non-Contravention. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of any of the transactions contemplated hereby by the Purchaser will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), under any agreement, instrument, franchise, license or permit to which the Purchaser is a party or by which any of its properties or assets may be bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Purchaser or any of its properties or assets.

                  (c) No Consents. No consent, authorization or approval of, or filing with, any person or any United States federal, state or local governmental department, commission, board, agency or instrumentality is required to be made or obtained by the Purchaser in connection with its execution and performance of this Agreement, except for any filings with federal and state regulatory authorities.

         Section 3. Representations and Warranties of Cannon. Cannon represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing:

                  (a) Title to Shares. Cannon is the legal and beneficial owner of and has good and marketable title to the Cannon Stock, free and clear of any and all liens, claims, pledges, encumbrances, charges, options and contractual restrictions other than that arise in connection with the Company Note, Bank Note or agreements set forth on Exhibit A hereto. Cannon has not pledged or otherwise granted any person or entity the right to acquire any of the Cannon Stock except as security for the Company Note, as security for the Bank Note and as set forth in agreements described in Exhibit A hereto. Upon the satisfaction of the conditions in Section 4 hereof, Cannon has full, absolute and unrestricted right, power, capacity and authority to sell, transfer, assign and deliver the Shares to the Purchaser and the delivery of such Shares to the Purchaser will convey to the Purchaser valid, marketable and indefeasible title to such Shares, free and clear of any and all liens, claims, pledges, encumbrances, charges, options or contractual restrictions whatsoever.

                  (b) Authority and Authorization. Cannon is a natural person and has all requisite capacity and authority to enter into this Agreement and to carry out his obligations


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hereunder. This Agreement, when executed, will constitute the legal, valid and binding obligation of Cannon, enforceable against Cannon in accordance with its terms, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies.

                  (c) Non-Contravention. Except as otherwise set forth in any pledge and/or security agreement executed in connection with the Company Note or Bank Note, the execution, delivery and performance of this Agreement by Cannon and the consummation of the transactions contemplated hereby by Cannon will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), under any agreement, instrument, franchise, license or permit to which Cannon is a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to Cannon or any of its properties or assets.

                  (d) No Consents. No consent, authorization or approval of, or filing with, any person or any United States federal, state or local governmental department, commission, board, agency or instrumentality is required to be made or obtained by Cannon in connection with its execution and performance of this Agreement, except for any filings with federal and state regulatory authorities.

         Section 4.        Intentionally Omitted.

         Section 5.        Indemnification.

                  (a) Indemnification of the Purchaser. Cannon agrees to indemnify and hold harmless the Purchaser and its estate, heirs, successors and assigns (each an "Indemnified Party"), from and against any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) (the "Losses") reasonably incurred by such Indemnified Party as a result of:

                           (i)      the untruth, inaccuracy or breach of any
representation or warranty made by Cannon in this Agreement; and

                           (ii)     the nonfulfillment or breach of any
covenant, agreement or obligation of Cannon contained in this Agreement.

                  (b) Indemnification of Cannon. The Purchaser shall indemnify and hold harmless Cannon and its estate, heirs, successors and assigns (each an "Indemnified Party") from and against any and all Losses reasonably incurred by such Indemnified Party as a result of:

                           (i)      the untruth, inaccuracy or breach of any
representation or warranty made by the Purchaser in this Agreement; and

                           (ii)     the nonfulfillment or breach of any
covenant, agreement or obligation of the Purchaser contained in this Agreement.

                  (c) Notification. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall notify the indemnifying party promptly after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim, except that, in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, such Indemnified Party shall give prompt notice to the indemnifying


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party of such claim or the commencement of legal proceedings in respect of which recovery may be sought against the indemnifying party pursuant to the provisions of this Section 5. The notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the indemnifying party unless suit shall have been instituted against the Indemnified Party and the indemnifying party shall have failed, within fifteen (15) days after notice of institution of the suit, to take control of such suit as provided in Section 5(d) below.

                  (d) Defense of Actions. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of such claim or legal proceeding, to the extent that the indemnifying party admits in writing its liability to the Indemnified Party with respect to all material elements thereof. If the indemnifying party assumes the defense of any such claim or legal proceeding, the obligations of the indemnifying party hereunder as to such claim or legal proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and to holding the Indemnified Party harmless from and against any losses, damages, expenses, or liability caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or legal proceeding; provided that (i) the indemnifying party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall not be borne by the indemnifying party, and (ii) the indemnifying party shall not settle any indemnifiable claim without the Indemnified Party's consent. Each Indemnified Party agrees that it will cooperate with the indemnifying party in the defense of any such action, the defense of which is assumed by the indemnifying party. Except with the consent of the Indemnified Party, the indemnifying party shall not consent to the entry of any judgment arising from any such claim or legal proceeding which, in each case, does not include as an unconditional term thereof the delivering by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect thereof, unless the indemnifying party has actually paid to the Indemnified Party the full amount of such judgment or settlement. If the indemnifying party does not assume the defense of any claim or litigation, any Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the Indemnified Party may deem appropriate. The indemnifying party will promptly reimburse the Indemnified Party in accordance with the provisions hereof.

                  (e) Payment. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability or by set-off against any amounts otherwise owed by the Purchaser to Cannon or by Cannon to the Purchaser, as the case may be.

         Section 6.        Miscellaneous.

                  (a) Expenses. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other party's expenses incurred in connection with this Agreement.

                  (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


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                           (i)      if to Cannon, to

                                    Christopher B. Cannon
                                    2601 North Canyon Road  Suite 102
                                    Provo, UT  84604

                           (ii)     if to the Purchaser, to

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                                    with a copy to:

                                    Waller Lansden Dortch & Davis,
                                    A Professional Limited Liability Company
                                    511 Union Street, Suite 2100
                                    Nashville, Tennessee 37219
                                    Attention: E. Marlee Mitchell

                  (c) Entire Agreement. This Agreement and other documents delivered pursuant hereto contain and constitute the entire agreement and understanding between the Purchaser and Cannon and supersede and cancel all prior agreements and understandings relating to the subject matter hereof, whether written or oral, which shall remain in effect. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except in writing signed by the parties hereto.

                  (d) Severability. Should any one or more of the provisions of this Agreement or any agreement entered into pursuant hereto be determined to be illegal or unenforceable, all other provisions of this Agreement and such other agreements shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  (e) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee without regard to its principles of conflicts of laws. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America located in the State of Tennessee (the "Tennessee Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Tennessee Courts and agrees not to plead or claim in any Tennessee Court that such litigation brought therein has been brought in an inconvenient forum.

                  (f) Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

                  (g) Waiver. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall


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constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

                  (h) Assignment. This Agreement shall not be assignable by any of the parties hereto, by operation of law or otherwise, without the written consent of all of the other parties.

                  (i) Binding Effect. All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the respective personal representatives, successors and assigns of the parties hereto. This Agreement shall survive the Closing and not be merged therein.

                  (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (l) Survival. The representations, warranties and covenants of the parties contained in this Agreement, including without limitation the provisions of Section 5 hereof, shall survive the Closing and shall not be extinguished thereby notwithstanding any investigation or other examination by any party.

                  (m) Construction of Terms. The language used in the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever the masculine gender is used herein, it shall be deemed to include the feminine and the neuter.

                  (n) Drafting Party. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                       PURCHASER:



                                       -----------------------------------------

                                       -----------------------------------------



                                       CANNON:



                                       -----------------------------------------
                                       Christopher B. Cannon


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                                    EXHIBIT A


Stock Purchase Agreement dated as of April 16, 2001, by and between Michael L. Bixenman and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between Independence Trust Company Custodian for Michael L. Bixenman Individual Retirement Account and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between David E. Carpenter and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between John A. Davis III and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between T. Jeff Davis and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between Janelle D. Doyel and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between Independence Trust Company Custodian for Juanita J. Doyel Individual Retirement Account and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between James M. Farley and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between Thomas M. Forsythe and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between Independence Trust Company custodian for Thomas M. Forsythe beneficiary of Dorothy M. Forsythe Individual Retirement Account and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between James R. Gordon and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between JoAnn Quitmeyer and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between John E. Sanders Jr. and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between John E. Sanders Sr. and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between Ram Wissel and Christopher B. Cannon.

Stock Purchase Agreement dated as of April 16, 2001, by and between Kyzen Corporation, a Tennessee corporation, and Christopher B. Cannon.